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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 18, 2002

                           HANOVER COMPRESSOR COMPANY

               (Exact Name of Registrant as Specified in Charter)

         Delaware                       1-13071                 76-0625124
(State or Other Jurisdiction       (Commission File           (IRS Employer
     of Incorporation)                  Number)            Identification No.)

     12001 North Houston Rosslyn                           77086
         Houston, Texas 77086                           (Zip Code)
 (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787
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Item 5.  Other Events.

Tuesday June 18, 5:02 pm Eastern Time

Press Release

SOURCE: Hanover Compressor Company

Hanover Compressor CFO to Speak At Bank of America Energy Conference June 19

HOUSTON--June 18, 2002--Hanover Compressor Company (NYSE: HC - News), a leading provider of outsourced natural gas compression services, will be participating in the Banc of America Securities Power & Energy Conference, June 17-19, 2002. The conference will be held in New York.

John Jackson, senior vice president and chief financial officer, will speak at the conference on Wednesday, June 19 at 11:00 a.m. ET. The presentation will be accessible via webcast. A link to the webcast will be available on the Hanover Compressor web site, (www.hanover-co.com).

About Hanover Compressor

Hanover Compressor Company is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Contact:

     Hanover Compressor Company, Houston
     Mr. John Jackson, 281/447-8787
     Chief Financial Officer
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANOVER COMPRESSOR COMPANY

Date:  June 19, 2002                 By:  /s/  Michael J McGhan
                                     -------------------------------------------
                                     Michael J. McGhan
                                     President and Chief Executive Officer